SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

THE CENTER FOR WOUND HEALING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-105778	87-0618831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 White Plains Road Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 372-3150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2008, the Company entered into the material agreements described in Item 3.02 in this Form 8-K and such descriptions and information set forth in Item 3.02 in this Form 8-K are incorporated herein by reference. Prior to the entry into the Securities Purchase Agreement (as defined below), there was no material relationship between the Company and the Purchaser (as defined below).

Item 2.03.	Creation of a Direct Financial Obligation

On March 31, 2008, the Company entered into agreements that create a material direct financial obligation in the principal amount of $20,000,000. The agreements are more fully described in Item 3.02 in this Form 8-K and such descriptions and information set forth in Item 3.02 in this Form 8-K are incorporated herein by reference. The press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 3.02.	Unregistered Sales of Securities

On March 31, 2008, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P. (collectively, the “Purchaser”). The Securities Purchase Agreement is filed as Exhibit 4.1 to this report, and the description of material terms of the Securities Purchase Agreement is qualified in its entirety by reference to such exhibit. Under the Securities Purchase Agreement, the Company received from the Purchaser a discounted amount of $17,500,000 and executed and delivered to the Purchaser (a) a 15% Senior Secured Subordinated Promissory Note in the principal amount of $20,000,000 (the “Note”) and (b) two warrants to purchase an aggregate of 7,080,363 shares of the Company’s common stock (collectively the “Warrants”).

The Company anticipates that the proceeds from sale of the Note and Warrants will be used for the retirement of certain existing indebtedness and working capital. The expenses of this financing were approximately $2,245,000, which included a $1,200,000 investment banking fee, $400,000 in closing fees paid to the Purchaser, and professional and due diligence fees of approximately $645,000. The net proceeds to the Company were approximately $15,255,000 before retirement of certain existing indebtedness.

The sale of the Note and Warrants was not registered under the Securities Act of 1933, as amended, in reliance upon an exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities.

The Note accrues interest at 18% per annum and interest payments shall be payable in cash at a rate of 12% per annum and payable-in-kind at a rate of 6% per annum. Such interest is (at the option of the Company) payable-in-kind through October 31, 2009. Upon the occurrence of certain conditions provided for in the Securities Purchase Agreement, the interest rate will be reduced to 15% per annum and interest payments shall be payable in cash at a rate of 12% per annum and payable-in-kind at a rate of 3% per annum. After the interest rate is reduced to 15% per annum, so long as no event of default has then occurred and is continuing, the Company may elect to pay the cash portion of the interest rate as payable-in-kind for an aggregate of twelve months, after which, so long as no event of default has then occurred and is continuing, all future interest payments shall be payable in cash at a rate of 12% per annum and payable-in-kind at a rate of 3% per annum. The Note is filed as Exhibit 4.2 to this report, and the description of material terms of the Note is qualified in its entirety by reference to such exhibit.

Beginning on the second anniversary date of the Note, annual principal amortization payments of $2,500,000 are required and there is a balloon payment for the balance of the Note in its fifth and final year. The Note contains various events of default such as failing to make a payment of principal or interest when due, which if not cured, would require the Company to repay the holder immediately the outstanding principal sum of and any accrued interest on the Note. The Note requires the Company to prepay (under the Note) or redeem if certain “Triggering Events” or “Major Transactions” occur while the particular security is outstanding.

Pursuant to a Common Stock Warrant Agreement between the Company and the Purchaser (the “Warrant Agreement”), the Purchaser was issued two Warrants in series by the Company. The Warrant Agreement and the Warrants are filed as Exhibits 4.3, 4.4 and 4.5 to this report, and the description of material terms of the Warrant Agreement and the Warrants is qualified in its entirety by reference to such exhibits. The Warrants entitle the holder thereof to purchase up to 7,080,363 shares of the Company’s common stock at an exercise price of $5.00 per share; the term of the Warrants is seven years. Sixty percent or 4,248,218 of the total number of shares vest immediately and the balance, 2,832,145, vests pro rata over 36 months; however, if the Company achieves certain performance thresholds the vesting of the balance of the warrants will cease at the time the thresholds are met. The Warrants carry the usual and customary anti-dilution provisions typical for these types of securities when issued as part of a debt financing which provide, among other things, that the Purchaser will have stock that equals at least 20% of the outstanding shares of the Company at the time of issuance.

The Company and the Purchaser also entered into a Registration Rights Agreement on March 31, 2008. The Registration Rights Agreement is filed as Exhibit 4.6 to this report, and the description of material terms of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit. The Company is obligated to be in a position to file a registration statement by October 15, 2008, and the Purchaser has two demand registration rights under the Registration Rights Agreement. Within sixty (60) days of receipt of a demand registration, the Company is obligated to file a registration statement with the SEC which must become effective within agreed-upon time frames. If the registration statement is not filed by the Filing Date or if the registration statement is not declared effective by the Effective Date or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the Note per month, but in no event shall the liquidated damages exceed twenty percent of the face amount of the securities to be registered multiplied by the number of Registrable Securities being requested to be registered or, if registered, remaining to be sold.

Under the Securities Purchase Agreement, the Company and certain of its shareholders were required to enter into voting agreements, restricting the manner in which such shareholders may sell, transfer or dispose of their shares of common stock and providing that they will vote for certain amendments to the Company’s articles of incorporation and for the appointment of the two Bison directors. The form of voting agreement is filed as Exhibit 4.7 to this report, and the description of material terms of the lock-up agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Securities Purchase Agreement dated as of March 31, 2008 among the Company and the Purchasers

4.2	15% Senior Secured Subordinated Promissory Note Due March 31, 2013

4.3	Common Stock Warrant Agreement dated as of March 31, 2008 among the Company and the Purchasers

4.4	Series W-1 Warrant

4.5	Series W-2 Warrant

4.6	Registration Rights Agreement dated as of March 31, 2008 among the Company and the Purchasers

4.7	Form of Voting Agreement dated as of March 31, 2008 among the Company and certain shareholders of the Company listed on Exhibit G thereto

99.1	Press Release issued on April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

The Center for Wound Healing, Inc.

Dated: April 4, 2008	By:	/s/ Andrew G. Barnett
	Name:	Andrew G. Barnett
	Title:	Chief Executive and Chief Financial Officer